Exhibit No. Ex-99.a.1.iii

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and 2-208.1 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue a total of Eight Billion (8,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Eighty Million Dollars ($80,000,000), all of which shall be considered common stock. The allocation of shares of common stock to each of its twenty-seven existing classes of the common stock (each a “Class” and collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

DFA U.S. Small Cap Institutional Portfolio Shares	200,000,000

The DFA International Value Portfolio Shares	200,000,000

U.S. Large Cap Value Portfolio II Shares	200,000,000

U.S. Small Cap Value Portfolio II Shares	200,000,000

DFA International Value Portfolio II Shares	200,000,000

DFA International Value Portfolio III Shares	200,000,000

U.S. Large Cap Value Portfolio III Shares	200,000,000

LWAS/DFA U.S. High Book to Market Portfolio Shares	200,000,000

LWAS/DFA Two-Year Fixed Income Portfolio Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

LWAS/DFA Two-Year Government Portfolio Shares	200,000,000

DFA International Value Portfolio IV Shares	200,000,000

Emerging Markets Portfolio II Shares	200,000,000

Tax-Managed U.S. Marketwide Value Portfolio II Shares	200,000,000

U.S. Large Company Institutional Index Portfolio Shares	200,000,000

U.S. Small Cap Portfolio K Shares	200,000,000

U.S. Large Cap Value Portfolio K Shares	200,000,000

U.S. Small XM Value Portfolio K Shares	200,000,000

U.S. Large Company Portfolio K Shares	200,000,000

DFA International Value Portfolio K Shares	200,000,000

Emerging Markets Portfolio K Shares	200,000,000

DFA One-Year Fixed Income Portfolio K Shares	200,000,000

DFA Two-Year Global Fixed Income Portfolio K Shares	200,000,000

DFA International Small Company Portfolio V Shares	200,000,000

DFA Emerging Markets Portfolio V Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

Global Equity Portfolio Shares	200,000,000

Global 60/40 Portfolio Shares	200,000,000

Global 25/75 Portfolio Shares	200,000,000

The allocation and classification of shares of common stock of the Corporation to the Classes designated as the Global Equity Portfolio Shares, the Global 60/40 Portfolio Shares and the Global 25/75 Portfolio shares into six sub-classes of common stock (each a “Sub-Class,” and collectively, the “Sub-Classes”) is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

Global Equity Portfolio Shares–Class R	100,000,000

Global Equity Portfolio Shares–Institutional Class	100,000,000

Global 60/40 Portfolio Shares–Class R	100,000,000

Global 60/40 Portfolio Shares–Institutional Class	100,000,000

Global 25/75 Portfolio Shares–Class R	100,000,000

Global 25/75 Portfolio Shares–Institutional Class	100,000,000

SECOND: The Board of Directors of the Corporation has adopted a resolution reclassifying: (i) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA International Small Company Portfolio V Shares,” and (ii) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA Emerging Markets Portfolio V Shares,” and the Board of Directors of the Corporation has reclassified and reallocated such Four Hundred Million (400,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation as unallocated and unissued common stock of the Corporation.

THIRD: The Board of Directors has adopted a resolution reclassifying: (i) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “U.S. Small Cap Portfolio K Shares,” (ii) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “U.S. Large Cap Value Portfolio K Shares,” (iii) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “U.S. Small XM Value Portfolio K Shares,” (iv) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “U.S. Large Company Portfolio K Shares,” (v) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA International Value Portfolio K Shares,” (vi) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “Emerging Markets Portfolio K Shares,” (vii) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA One-Year Fixed Income Portfolio K Shares,” and (viii) Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA Two-Year Global Fixed Income Portfolio K Shares,” and the Board of Directors of the Corporation has reclassified and reallocated such One Billion Six Hundred Million (1,600,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation as unallocated and unissued common stock of the Corporation.

FOURTH: The Board of Directors of the Corporation has adopted a resolution reclassifying Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation previously classified and allocated to the Class designated as the “DFA U.S. Small Cap Institutional Portfolio Shares,” and the Board of Directors of the Corporation has reclassified and reallocated such Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation as unallocated and unissued common stock of the Corporation.

FIFTH: Following the aforesaid reclassifications and reallocations, the total number of shares of common stock which the Corporation is authorized to issue is Eight Billion (8,000,000,000) shares, with a par value of One Cent ($0.01) per share and an aggregate par value of Eighty Million Dollars ($80,000,000). The allocation of shares of common stock to each of the sixteen classes of the common stock (each a “Class” and, collectively, the “Classes”) is as follows:

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

The DFA International Value Portfolio Shares	200,000,000

U.S. Large Cap Value Portfolio II Shares	200,000,000

U.S. Small Cap Value Portfolio II Shares	200,000,000

DFA International Value Portfolio II Shares	200,000,000

Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

DFA International Value Portfolio III Shares	200,000,000

U.S. Large Cap Value Portfolio III Shares	200,000,000

LWAS/DFA U.S. High Book to Market Portfolio Shares	200,000,000

LWAS/DFA Two-Year Fixed Income Portfolio Shares	200,000,000

LWAS/DFA Two-Year Government Portfolio Shares	200,000,000

DFA International Value Portfolio IV Shares	200,000,000

Emerging Markets Portfolio II Shares	200,000,000

Tax-Managed U.S. Marketwide Value Portfolio II Shares	200,000,000

U.S. Large Company Institutional Index Portfolio Shares	200,000,000

Global Equity Portfolio Shares	200,000,000

Global 60/40 Portfolio Shares	200,000,000

Global 25/75 Portfolio Shares	200,000,000

The allocation of shares of common stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the Classes designated as the Global Equity Portfolio Shares, the Global 60/40 Portfolio Shares and the Global 25/75 Portfolio Shares into Sub-Classes is as follows:

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

Global Equity Portfolio Shares–Class R	100,000,000

Global Equity Portfolio Shares–Institutional Class	100,000,000

Global 60/40 Portfolio Shares–Class R	100,000,000

Sub-Class Designation	Number of Shares of Common Stock (par value $0.01 per share) Allocated

Global 60/40 Portfolio Shares–Institutional Class	100,000,000

Global 25/75 Portfolio Shares–Class R	100,000,000

Global 25/75 Portfolio Shares–Institutional Class	100,000,000

SIXTH: A description of the shares of each Class and Sub-Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation, is as follows:

The holder of each share of each Class and Sub-Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes and Sub-Classes then issued and outstanding and entitled to vote, irrespective of Class or Sub-Class, shall be voted in the aggregate and not by Class or Sub-Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class or Sub-Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class or Sub-Class, then only shareholders of the affected Class(es), or affected Sub-Class(es), shall be entitled to vote thereon.

Each share of each Class and Sub-Class shall have the following preferences and special rights, restrictions, and limitations:

(1) All consideration received by the Corporation for the issue or sale of stock of a Class (or a Sub-Class), together with all assets, income and proceeds derived from the sale, exchange, or liquidation of assets of such Class (or Sub-Class), and any funds or payments derived from any reinvestment thereof, shall belong to such Class (or Sub-Class) and shall be so recorded upon the books of account of the Corporation.

(2) The assets of any Class (and any Sub-Class) shall be charged with the liabilities of such Class (or Sub-Class, as applicable), and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

(3) Dividends or distributions on shares of a Class (or a Sub-Class) shall be paid only out of earnings, surplus, or other legally available assets of such Class (or Sub-Class).

(4) In the event of the liquidation or dissolution of the Corporation, stockholders of a Class (or a Sub-Class, as applicable) shall be entitled to receive, as a Class (or Sub-Class), out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Class (or Sub-Class), the assets belonging to such Class (or Sub-Class); and the assets so distributable to the stockholders of any Class (or Sub-Class) shall be distributed among such stockholders in proportion to the number of shares of such Class (or Sub-Class) held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular Class (or Sub-Class) and available for distribution, such assets shall be distributed to the holders of stock of all Classes (and Sub-Classes) in proportion to the relative net asset value of the respective Classes (and Sub-Classes) determined as provided in the charter of the Corporation.

(5) The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

SEVENTH: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

EIGHTH: The undersigned Vice President hereby acknowledges these Articles Supplementary to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 6th day of January, 2005.

DIMENSIONAL INVESTMENT GROUP INC.

By:	/s/ Catherine L. Newell
Catherine L. Newell Vice President

ATTEST:	/s/ Valerie A. Brown
Valerie A. Brown Assistant Secretary